Exhibit 2.3

                         EXCHANGE AGREEMENT


                                            Document is copied.

       THIS EXCHANGE AGREEMENT, (hereinafter the "Agreement") is made and entered into this 1st day of December, 2000 by and among Idaho Technical, Inc., a Nevada corporation (hereinafter "ITI"); Biophan, LLC, a New York limited liability company (hereinafter "Biophan"); and LTR Antisense Technology, Inc., a New York corporation ("Antisense"), a wholly owned subsidiary of Biophan.

                             Recitals

       WHEREAS, ITI desires to acquire from Biophan all of the issued and outstanding shares of Antisense capital stock in exchange for shares of authorized, but previously unissued ITI common stock.

       WHEREAS, Biophan desire to exchange all of its shares of Antisense capital stock for shares of ITI common stock in the amount set forth herein;

       WHEREAS, it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a "reorganization" as provided by section 368 of the Internal Revenue Code of 1986, as amended; and

       WHEREAS, ITI desires to arrange for funding of $500,000 to be used for the development of certain patents and products derived therefrom that are owned by Antisense.

       NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

                         Article  I
                     Exchange of Shares

  SECTION 1.1 Acquisition and Exchange of Shares. The parties hereby agree that ITI shall acquire from Biophan, all of the issued and outstanding shares of Antisense capital stock in exchange for ten million, seven hundred fifty nine thousand, one hundred and one (10,759,101) shares of authorized but previously unissued ITI common stock, par value $.005. The parties further agree that in consideration for arranging for and securing funding in the aggregate amount of $500,000 for the benefit of Antisense and the development of certain U.S. Patents and any underlying inventions and applications, ITI will issue and deliver to parties to be designated by ITI, an additional ten million, seven hundred fifty nine thousand, one hundred and one (10,759,101) shares of authorized but previously unissued ITI common stock, par value $.005. Of the aggregate $500,000 in funding, an advance of $175,000 is to be delivered to Antisense upon the Closing of this agreement as described below in Section 1.3

            (a) Assets. It is also agreed to by the parties hereto that by acquiring the shares of Antisense capital stock, ITI will acquire all rights, title and interest to the assets and property presently owned by Antisense and represented in Antisense's financial statements or other schedules provided to ITI and set forth in Attachment
       1.1, annexed hereto and by this reference made a part hereof. Said assets and property are subject to certain interests, liens and/or encumbrances which are to be further described Antisense's financial statements or other schedules provided to ITI and included in Attachment 1.1.

            (b)  Funding.  At the Closing, as described below in
       Section 1.3, ITI agrees to have delivered to Antisense an advance of an aggregate of $175,000, and to arrange for the further commitment for future funding of an additional $325,000 to Antisense as follows: $175,000 on or before the second anniversary of this Agreement and $150,000 on or before the third anniversary of this Agreement. The parties agree that Antisense will repay the $175,000 advance at such time as an aggregate of $2,000,000 in funding as anticipated under Section 1.2(iii) below is realized.

            (c) Management Fee. The parties agree that Biophan, or its wholly owned subsidiary, shall be the general manager of ITI for at least three years following the execution of this Agreement and Biophan, or its wholly owned subsidiary, specifically agrees to oversee the operation and logistics of the CRADA. The management fee for the services provided by Biophan, or its wholly owned subsidiary, shall be $100,000 per year. Biophan has agreed to defer payment of the management fee until such time as an aggregate of $2,000,000 in funding as anticipated under Section 1.2(iii) below is realized.

            (d) Reorganization. The parties hereto agree that at the Closing (i) Antisense shall become a wholly-owned subsidiary of ITI; and the business operations of ITI shall be reorganized, and (iii) the name of ITI shall be changed to GreatBio Technologies, Inc.

  SECTION 1.2 Delivery of Shares.

            (a) Upon the Closing of this Agreement, ITI shall cause to be issued and delivered the aggregate of 21,315,533 shares of ITI common stock to be distributed as follows:

                      (i)  A total of 10,759,101 shares shall be
            delivered to Biophan, the sole shareholder of Antisense, in exchange for all the issued and outstanding shares of Antisense capital stock, which shares shall be delivered to ITI at the Closing.

                      (ii) A total of 10,759,101 shares shall be
            delivered to parties to be designated by ITI, in consideration for the commitment to provide funding of $325,000 as follows: $175,000 on or before the second anniversary of this Agreement and $150,000 on or before the third anniversary of this Agreement, which funding will be in addition to the advance of $175,000 to be delivered to Antisense at the Closing. The aggregate of $500,000 in funding is to be used by Antisense to develop those certain U.S. Patents and any underlying inventions and applications directed thereto as depicted in Attachment 1.1.

                      (iii)     In addition to the provisions of
            Section 1.2(a)(ii) above, the parties identified therein will provide ongoing assistance in raising capital for the new venture, maintaining good standing in public markets, and developing the company. It is anticipated that these parties will use their reasonable efforts to raise at least $2.0 million, $325,000 of which will be used to fund the obligations under paragraph (ii) above, and $1,675,000 of which will be used to fund research and development and patent acquisitions related to the MRI-Resistant Cardiac Pacemakers to be acquired from Biophan sometime after the consummation of this transaction. All such funds shall be raised at a price per share which results in a valuation of ITI following the completion of the offering of at least $12 million.

                      (iv) In the event ITI does not fulfill all of its
            obligations set forth in this Section 1.2, all of the patents and intellectual property set forth in
            Section 1.1(a) above and being acquired by ITI hereunder, shall revert back and be fully assigned and transferred to Biophan.

            (b) The 21,315,533 shares of ITI common stock to be issued hereunder (the "ITI Shares") shall be authorized but previously unissued shares of ITI common stock. The ITI Shares shall be issued to those persons and in the respective amounts set forth in Section 1.2(a) above.

            (c) All ITI Shares to be issued hereunder are deemed "restricted securities" as defined by Rule 144 of the Securities Act of 1933, as amended (the "1933 Act"), and the recipients shall represent in writing that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of the ITI Shares. All ITI Shares to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the 1933 Act, under Section 4(2) of the 1933 Act and the rules and regulations promulgated thereunder. Certificates representing the ITI Shares to be issued hereunder shall bear a restrictive legend in substantially the following form:

            The shares represented by this
            certificate have not been registered
            under the Securities Act of 1933, as
            amended, and may not be offered for sale, sold or otherwise transferred except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

  SECTION 1.3 Closing. The Closing of this Agreement and the transactions contemplated hereby (the "Closing") shall take place at a date and time (the "Closing Date") and place to be mutually agreed upon by the parties hereto, and shall be subject to the provisions of Article X of this Agreement. At the Closing:

            (a) Biophan shall deliver to ITI stock certificates representing 100% of the issued and outstanding shares of Antisense capital stock, duly endorsed, so as to make ITI the sole holder thereof, free and clear of all claims and encumbrances;

            (b) ITI shall cause to be delivered to Antisense, an interest free loan in the sum of $175,000, and ITI agrees to the further commitment to arrange for funding of an additional $325,000 as follows: $175,000 on or before the second anniversary of this Agreement and $150,000 on or before the third anniversary of this Agreement.

            (c) In consideration for shares of Antisense being acquired, ITI shall deliver to Biophan stock certificates representing an aggregate of 10,759,101 shares of ITI common stock, which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.2(c) above;

            (d) In consideration for the commitment for $325,000 in additional future funding, ITI shall deliver to those persons designated by ITI, stock certificates representing an aggregate of 10,759,101 shares of ITI common stock, which certificates shall bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.2(c) above;

            (e) ITI shall deliver an Officer's Certificate as described in Sections 9.1, 9.2 and 9.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by ITI are true and correct as of, or have been fully performed and complied with by, the Closing Date; and

            (f) Biophan and Antisense shall deliver an Officer's Certificates as described in Sections 8.1, 8.2 and 8.4 hereof, dated the Closing Date, that all representations, warranties, covenants and conditions set forth herein by Biophan and Antisense are true and correct as of, or have been fully performed and complied with by, the Closing Date;

  SECTION 1.4 Unanimous Written Consent by the ITI Board of Directors. In anticipation of this Agreement, ITI has taken all necessary and requisite action to call for and hold a Special Meeting of Board of Directors in order to transact the following business:

            (a) To ratify this Agreement and all transactions contemplated hereby;

            (b) To consent to the appointment of Michael Weiner to the Board of Directors of ITI immediately after the Closing Date of this Agreement and, at the election of Mr. Weiner, he is to be named as Chairman of the Board;

            (c) To ratify the amendment to the Articles of Incorporation whereby following the Closing of this Agreement, ITI will change its corporate name to GreatBio
       Technologies, Inc.;

            (d) To consent to the retention of Biophan or its wholly owned subsidiary as the general manager of ITI; and

            (e) To recognize and acknowledge that Biophan and Michael Weiner do not owe an exclusive duty to ITI in regard to the acquisition and exploitation of intellectual property except as such intellectual property relates to the patents described in Attachment 1.1.

  SECTION 1.5 Consummation of Transaction. If at the Closing, no condition exists which would permit any of the parties to terminate this Agreement, or a condition then exists and the party entitled to terminate because of that condition elects not to do so, then the transactions herein contemplated shall be consummated upon such date, and then and thereupon, ITI shall file any additional necessary documents that may be required by the State of Nevada.

                         Article II
           Representations And Warranties of ITI

       ITI hereby represents, warrants and agrees that:

  SECTION 2.1 Organization, Good Standing and Corporate Power of ITI. ITI is a corporation duly organized, validly existing and presently in good standing under the laws of the State of Nevada, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) ITI owns any of the outstanding stock or other interest, or (ii) ITI may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned.

  SECTION 2.2 Capitalization of ITI. Prior to an action to be taken in contemplation of this Agreement, the authorized capital stock of ITI consisted of 60,000,000 shares of common stock, par value $.005 per share, of which 4,047,330 were issued and outstanding. All shares of ITI common stock currently issued and outstanding have been duly authorized, validly issued and are fully paid and non-assessable. There are no preemptive rights, or other outstanding rights, options, warrants, conversion rights, stock appreciation rights, redemption rights, repurchase rights, calls, agreements or commitments of any character obligating ITI to issue any shares of its capital stock or any security representing the right to acquire, purchase or otherwise receive any such stock. Shares of ITI common stock to be issued pursuant to this Agreement, when so issued, will be duly authorized, validly issued, fully paid and non-assessable.

  SECTION 2.3  Charter Documents.  Certified copies of the ITI
  Articles of Incorporation and By-Laws, as amended to date, have been or will be delivered to Biophan prior to or at the Closing.

  SECTION 2.4 Corporate Documents. The most recent ITI shareholders' list and corporate minute books, which have been made available to Biophan, are complete and accurate as of the date hereof and the corporate minute books contain the recorded minutes of all corporate meetings of shareholders and directors.

  SECTION 2.5 Financial Statements. ITI's financial statements for the periods ended February 29 and August 31, 2000, a copy of which is annexed hereto as Attachment 2.5 and by this reference made a part hereof, are true and complete in all material respects, having been prepared in accordance with generally accepted accounting principles applied on a consistent basis for the periods covered by such statements, and fairly present, in accordance with generally accepted accounting principles, the financial condition of ITI and results of its operations for the periods covered thereby. Except as otherwise disclosed to Biophan in writing and as set forth herein and in Attachment 2.5, and other than according to the ordinary and usual course of ITI's business consistent with such practice, (a) ITI has not engaged in any material transaction since the date of its financial statements, and
  (b) there has not been any material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of ITI, taken as a whole, from that reflected in the financial statements referred to in this Section 2.5.

  SECTION 2.6 Absence of Certain Changes or Events. Since the date of the ITI financial statements attached hereto as Attachment 2.5 and except as disclosed otherwise herein, ITI has not (i) issued or sold any promissory note, stock, bond, option or other corporate security of which it was an issuer or other obligor, (ii) discharged or satisfied any lien or encumbrance or paid any obligation or liability, absolute or contingent, direct of indirect, (iii) incurred or suffered to be incurred any liability or obligation other than in the ordinary and usual course of business, (iv) caused or permitted any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, (v) declared, set aside or made any dividend, payment or other distribution to any shareholder or purchased or redeemed or agreed to purchase or redeem any shares of its capital stock,
  (vi) reclassified its shares of capital stock, or (vii) entered into any agreement or transaction except in the ordinary and usual course of business or in connection with the execution and performance of this Agreement.

  SECTION 2.7 Tax Returns and Payments. ITI has filed with the appropriate governmental authority, all tax returns, whether based upon income, sales or franchise, as required by law to be filed on or before the date of this Agreement, and ITI has paid all taxes to be due on said returns, any assessments made against ITI and all other taxes, fees and similar charges imposed on ITI by any governmental authority. No tax liens have been filed and no claims are being assessed and no returns are under audit with respect to any such taxes, fees or other similar charges.

  SECTION 2.8 SEC Reports. ITI is presently subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), has filed in a timely manner with the Securities and Exchange Commission (the "SEC"), all reports required to be filed pursuant to such Act and is "current" in its reporting obligations. ITI will continue to file with the SEC all requisite documents and reports necessary for it to maintain its current status as a reporting company under the Exchange Act.

  SECTION 2.9 Contracts. ITI is not a party to or bound by any material contract or commitment, including guaranty whether written or oral, except as may otherwise be disclosed in Attachment 2.9, annexed hereto and by this reference made a part hereof.

  SECTION 2.10 Non-Exclusivity. ITI hereby acknowledges that this agreement does not create an exclusive right of ITI to future patents or technology to be developed or acquired by Biophan and/or Michael Weiner, and that Biophan and Michael Weiner will have the right to offer its future patents and technology to other parties.

  SECTION 2.11 Compliance with Law and Government Regulations. ITI is in compliance with and is not in violation of applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business.
  ITI is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

  SECTION 2.12 Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which ITI is a party or which may result in any material adverse change in the business or condition, financial or otherwise, of ITI or in any of its properties or assets, or which might result in any liability on the part of ITI, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement and, to the best knowledge of ITI, there is no basis for any such litigation, arbitration, proceeding or investigation.

  SECTION 2.13 Trade Names and Rights. ITI does not use any trade mark, service mark, trade name, or copyright in its business, nor does it own any trade marks, trade mark registrations or application, trade name, service marks, copyrights, copyright registrations or application. No person owns any trade mark, trade mark registration or application, service mark, trade name, copyright, or copyright registration or application, the use of which is necessary or contemplated in connection with the operation of ITI's business.

  SECTION 2.14 Environmental Matters. There are no actions, proceedings or investigations pending or, to the actual knowledge of ITI, threatened before any federal or state environmental regulatory body, or before any federal or state court, alleging noncompliance by ITI with the Comprehensive Environmental Response, Compensation and Liability Act of 1990 ("CERCLA") or any other Environmental Laws. To the actual knowledge of ITI: (i) there is no reasonable basis for the institution of any action, proceeding or investigation against ITI under any Environmental Law; (ii) ITI is not responsible under any Environmental Law for any release by any person at or in the vicinity of real property of any hazardous substance (as defined by CERCLA), caused by the spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing of any such hazardous substance into the environment; (iii) ITI is not responsible for any costs of any remedial action required by virtue of any release of any toxic or hazardous substance, pollutant or contaminant into the environment including, without limitation, costs arising from security fencing, alternative water supplies, temporary evacuation and housing and other emergency assistance undertaken by any environmental regulatory body; (iv) ITI is in material compliance with all applicable Environmental Laws; and (v) no real property used, owned, managed or controlled by ITI contains any toxic or hazardous substance including, without limitation, any asbestos, PCBs or petroleum products or byproducts in any form, the presence, location or condition of which violates any Environmental Law. For purposes of this Agreement, "Environmental Laws" shall mean any federal, state, local or municipal statute, ordinance or regulation, or order, ruling or other decision of any court, administrative agency or other governmental authority pertaining to the release of hazardous substances (as defined in CERCLA) into the environment.

  SECTION 2.15 Governmental Consent. No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by ITI from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by ITI or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of ITI to consummate the transactions contemplated by this Agreement.

  SECTION 2.16 Corporate Authority. ITI has all requisite corporate power and authority and has taken all corporate actions necessary in order to execute, deliver and perform its obligations under this Agreement and to consummate the transactions contemplated hereby. The ITI Board of Directors has given unanimous written approval of this Agreement and all transactions contemplated hereby. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by ITI with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of ITI under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of ITI, or any note, bond, mortgage, indenture, license, lease, agreement or any instrument or obligation to which ITI is a party or by which it is bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to ITI or any of its properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement is the valid and binding agreement of ITI enforceable against ITI in accordance with its respective terms, except as such enforceability may be limited by applicable bankruptcy laws or creditors' rights generally or by general principles of equity.

  SECTION 2.17 Legal Proceedings and History. ITI hereby represents that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of ITI nor any person receiving a portion or all of the ITI Shares to be issued to those persons designated by ITI under
  Section 1.1 above, shall have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

  SECTION 2.18 Full Disclosure. None of the representations and warranties made by ITI herein, or in any attachment or exhibit annexed hereto, certificate or memorandum furnished or to be furnished by ITI or on its behalf pursuant hereto, contains or will contain any untrue statement of material fact, or omits any material fact, the omission of which would be misleading.

                        Article III
                      Covenants of ITI

  SECTION 3.1 Conduct Prior to the Closing. ITI covenants and agrees as to itself that, after the date hereof and prior to the Closing (unless Biophan shall otherwise approve in writing, which approval shall not be unreasonably withheld):

            (a) Except within the regular course of business and for the transactions contemplated by this Agreement, ITI will not enter into any material agreement, contract or commitment, whether written or oral, or engage in any substantive transaction;

            (b) ITI will not declare, set aside or pay any dividends or distributions payable in cash, stock or property, in respect of its capital stock;

            (c) ITI will not amend its Articles of Incorporation or By-Laws, except as set forth in Section 1.4;

            (d) ITI will not authorize, issue, sell, purchase or redeem or repurchase any shares of its capital stock or any options, rights or other securities convertible, exchangeable or exercisable for any shares of its capital stock, except as set forth in Section 1.2 above;

            (e) ITI will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to Biophan in connection with any such requirements imposed upon the parties hereto in connection therewith;

            (f) Except within the regular course of business, ITI will not incur any indebtedness for money borrowed, issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction, except to comply with the terms of this Agreement; and

            (g) ITI shall grant to Biophan and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all its respective properties, books, contracts, commitments and records and, during such period, furnish promptly to Biophan and such representatives all information relating to ITI as Biophan may reasonably request, and shall extend to Biophan the opportunity to meet with ITI's accountants and attorneys to discuss the financial condition of ITI.

  SECTION 3.2 Affirmative Covenants. Prior to Closing, ITI will do the following:

            (a) Use its best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all conditions contained in this Agreement;

            (b) Promptly notify Biophan in writing of any material adverse change in the financial condition, business, operations or key personnel of ITI, any threatened material litigation or investigation, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement or in an attachment or exhibit annexed hereto and made a part hereof;

            (c) Reserve, and promptly after the Closing, issue and deliver to the respective parties the number of shares of ITI common stock required hereunder; and

            (d) Take any and all other necessary and requisite corporate actions to accomplish the transactions anticipated by this Agreement.

                         Article IV
  Representations And Warranties of Antisense And Biophan

       Antisense and Biophan hereby represent, warrant and agree that:

  SECTION 4.1 Organization, Good Standing and Corporate Power of Antisense. Antisense is a corporation duly organized, validly existing and presently in good standing under the laws of the State of New York, is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction in which such qualification is necessary, and has the corporate power and authority to own its properties and assets and to transact the business in which it is engaged. There are no corporations or other entities with respect to which (i) Antisense owns any of the outstanding stock or other interest, or (ii) Antisense may be deemed to be in control because of factors or relationships other that the quantity of stock or other interest owned.

  SECTION 4.2 Organization, Good Standing and Corporate Power of Biophan. Biophan is a limited liability company duly organized, validly existing and presently in good standing under the laws of the State of New York, is duly qualified to do business and is in good standing as a foreign limited liability company in each jurisdiction in which such qualification is necessary, and has the power and authority to own its properties and assets and to transact the business in which it is engaged.

  SECTION 4.3 Charter Documents. Complete and correct copies of the Articles of Incorporation and By-Laws of Antisense and all amendments thereto, and the Articles of Organization and Operating Agreement of Biophan and all amendments thereto, have been or will be delivered to ITI prior to or at the Closing.

  SECTION 4.4 Financial Statements / Assets and Liabilities. Antisense's financial statements for the period ended November 29, 2000, a copy of which is annexed hereto as Attachment 4.4 and by this reference made a part hereof, will consist of a balance sheet which is not to be audited. The balance sheet is true and complete in all material respects and fairly present the financial condition of Antisense as of the date of such report. Except as set forth in Attachment 1.1, Antisense has good and marketable title to all of its assets and property to be exchanged with ITI hereunder (by way of Biophan tendering all of Antisense's outstanding shares of capital stock to ITI), free and clear of any and all liens, claims and encumbrances, except as may be otherwise set forth herein and in its financial statements. Except as otherwise disclosed to ITI in writing and as set forth herein and in Attachment 4.4, and other than according to the ordinary and usual course of Antisense's business, consistent with such practice, (a) Antisense has engaged only in its routine daily business since the date of its financial statements, and (b) there has not been any material adverse change in the business operations, assets, properties, prospects or condition (financial or otherwise) of Antisense taken as a whole, from that reflected in the financial statements referred to in this Section 4.4.

  SECTION 4.5 Tax Returns and Payments. All tax returns for Antisense (federal, state, city, county or foreign) which are required by law to be filed on or before the date of this Agreement, have been duly filed or extended with the appropriate governmental authority. Because Antisense is a newly formed entity, it has not filed, or been required to file any tax returns as of the date hereof. No tax liens have been filed and no claims are being assessed with respect to any such taxes, fees or other similar charges.

  SECTION 4.6 Required Authorizations. There have been or will be timely filed, given, obtained or taken, all applications, notices, consents, approvals, orders, registrations, qualifications waivers or other actions of any kind required by virtue of execution and delivery of this Agreement by Antisense and Biophan or the consummation by them of the transactions contemplated hereby.

  SECTION 4.7 Compliance with Law and Government Regulations. Antisense is in compliance with all applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting their properties or operation of their businesses. Antisense is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

  SECTION 4.8 Litigation. There is no material litigation, arbitration, proceeding or investigation pending or threatened to which Antisense is a party or which may result in any material change in the business or condition, financial or otherwise, of Antisense or in any of its properties or assets, or which if determined against Antisense, would have a material adverse effect against Antisense, or which might result in any liability on the part of Antisense, or which questions the validity of this Agreement or of any action taken or to be taken pursuant to or in connection with the provisions of this Agreement, and to the best knowledge of Antisense, there is no basis for any such litigation, arbitration, proceeding or investigation.

  SECTION 4.9 Patents, Trade Names and Rights. Attachment 4.9 annexed hereto and by this reference made a part hereof, contains a complete list of all patents, trademarks, service marks, trademark, service mark and copyright registrations, applications and licenses with respect to the foregoing owned or held by Antisense. Antisense has no knowledge of any facts and nothing has come to its attention that would lead it to believe that Antisense has infringed or misappropriated or are infringing upon any trademark, copyright, patent or other similar right of any person. No claim relating thereto is pending or to the knowledge of Antisense is threatened.

  SECTION 4.10 Employee Benefit Plans. Antisense represents that unless otherwise set forth by an attachment or exhibit annexed hereto as Attachment 4.10, there are not now nor have there ever been any bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension, or retirement plan, program, agreement or arrangement, other employee benefit plan, program, agreement or arrangement (other than arrangements involving the payment of wages), sponsored, maintained or contributed to or required to be contributed to by Antisense or any of its subsidiaries or by any trade or business, whether or not incorporated (an "ERISA Affiliate") that together with Antisense or any of its subsidiaries would be deemed a "single employer" within the meaning of Section 4001(a)(14) of the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder ("ERISA"), for the benefit of any current or former employee, director or officer of Antisense or any of its subsidiaries or any ERISA Affiliate whether formal or informal and whether legally binding or not with respect to which Antisense or any of its subsidiaries or any ERISA Affiliate has or may in the future have any liability or obligation to contribute or make payments or any kind.

  SECTION 4.11 Governmental Consent. No notices, reports or other filings are required to be made nor are any consents, registrations, approvals, permits, authorizations or designations required to be obtained by Antisense or Biophan from any court, governmental or regulatory authority, agency, commission, body or other governmental entity, in connection with the execution and delivery of this Agreement by Antisense or Biophan or the carrying out and consummation of any transactions contemplated hereby, except those that the failure to make or obtain are not, individually or in the aggregate, reasonably likely to have a material adverse effect or prevent, materially delay or materially impair the ability of Antisense or Biophan to consummate the transactions contemplated by this Agreement.

  SECTION 4.12 Authority. Antisense and its sole shareholder, Biophan, have approved this Agreement and duly authorized the execution and delivery hereof. Biophan has full power, authority and legal right to enter into this Agreement, to consummate the transactions contemplated hereby, and all corporate action necessary to authorize the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby has been duly and validly taken. The execution and delivery of this Agreement, the consummation of the transactions contemplated hereby and compliance by Antisense and Biophan with the provisions hereof will not (a) conflict with or result in a breach of any provisions of, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or result in the creation of any lien, security interest, charge or encumbrance upon any of the properties or assets of Antisense or Biophan under, any of the terms, conditions or provisions of the Articles of Incorporation or By-Laws of Antisense, or the Articles of Organization or Operating Agreement of Biophan, or any note, bond, mortgage, indenture, license, agreement or any instrument or obligation to which Antisense or Biophan is party or by which they are bound; or (b) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Antisense or Biophan or any of their properties or assets. Assuming due execution and delivery by the parties hereto, this Agreement represents the valid and binding agreement of Antisense and Biophan. enforceable against each in accordance with its respective term, except as such enforceability may limited by applicable bankruptcy laws or creditors' rights generally or by general principles or equity.

  SECTION 4.13 Legal Proceedings and History. Antisense and Biophan hereby represent that, unless otherwise disclosed herein or by a written attachment hereto, no officer, director or affiliate of Antisense or Biophan nor any person receiving a portion or all of the ITI Shares to be issued to Biophan hereunder, shall have been, within the past five years; a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

  SECTION 4.14 Ownership of Shares. Biophan, the sole shareholder of Antisense representing 100% of the Antisense capital stock currently issued and outstanding and which stock is to be transferred to ITI under this Agreement, has full power and authority to transfer such shares of Antisense capital stock to ITI hereunder, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party.

  SECTION 4.15 Investment Purpose. Biophan represents that the ITI Shares it will receive hereunder are being acquired for investment purposes only and acknowledges that the ITI Shares issued hereunder are "restricted securities" and may not be sold, traded or otherwise transferred without registration under the 1933 Act or exemption therefrom.

  SECTION 4.16 Full Disclosure. None of the representations and warranties made by Antisense and/or Biophan herein, or in any attachment, exhibit, certificate or memorandum furnished or to be furnished by Antisense and Biophan, contains or will contain any untrue statement of material fact, or omit any material fact, the omission of which would be misleading.

                         Article V
             Covenants of Antisense and Biophan

  SECTION 5.1 Conduct Prior to the Closing. Antisense and Biophan covenant and agree that, after the date hereof and prior to the Closing (unless ITI shall otherwise approve in writing, which approval shall not be unreasonably withheld):

            (a) Antisense will not declare, set aside or pay any dividends or distributions payable in cash, stock or property, in respect of its capital stock;

            (b) Antisense will not amend, nor will Biophan cause the amendment of the Antisense Articles of Incorporation or By-Laws;

            (c) Antisense and Biophan will comply with all requirements which federal or state law may impose on it with respect to this Agreement and the transactions contemplated hereby, and will promptly cooperate with and furnish written information to ITI in connection with any such requirements imposed upon the parties hereto in connection therewith;

            (d) Except within the regular course of business, Antisense will not incur any indebtedness for money borrowed, issue or sell any debt securities, incur or suffer to be incurred any liability or obligation of any nature whatsoever, cause or permit any lien, encumbrance or security interest to be created or arise on or in any of its properties or assets, acquire or dispose of fixed assets, change employment terms, enter into any material or long-term contract, guarantee obligations of any third party, settle or discharge any balance sheet receivable for less than its stated amount or enter into any other transaction, except to comply with the terms of this Agreement; and

            (e) Antisense and Biophan shall grant to ITI and its counsel, accountants and other representatives, full access during normal business hours during the period prior to the Closing to all Antisense's respective properties, books, contracts, commitments and records and, during such period, furnish promptly to ITI and such representatives all information relating to Antisense as ITI may reasonably request, and shall extend to ITI the opportunity to meet with Antisense's accountants and attorneys to discuss the financial condition of Antisense.

  SECTION 5.2  Affirmative Covenants.  Prior to Closing,
  Antisense and Biophan will do the following:

            (a) Use their best efforts to accomplish all actions necessary to consummate this Agreement, including satisfaction of all the conditions contained in this Agreement; and

            (b) Promptly notify ITI in writing of any materially adverse change in the financial condition, business, operations or key personnel of Antisense, any breach of its representations or warranties contained herein, and any material contract, agreement, license or other agreement which, if in effect on the date of this Agreement, should have been included in this Agreement.

                         Article VI
                   Additional Agreements

  SECTION 6.1 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expense or as otherwise agreed to herein.

  SECTION 6.2 Brokers and Finders. Each of the parties hereto represents, as to itself, that no agent, broker, investment banker or firm or person is or will be entitled to any broker's or finder's fee or any other commission or similar fee in connection with any of the transactions contemplated by this Agreement, except as may be otherwise set forth herein or by separate document.

  SECTION 6.3 Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and/or directors of ITI, Antisense or Biophan, as the case may be, shall take all such necessary action.

  SECTION 6.4  Indemnification.

            (a) From and after the Closing of this Agreement, Antisense and Biophan agree to indemnify, defend and hold harmless ITI against all loss, damage or expense, (including reasonable legal and accounting fees), caused by or arising out of (i) any breach or default in the performance by Antisense and/or Biophan of any covenant or agreement of Antisense and/or Biophan contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representations made by Antisense and/or Biophan herein or in any certificate or other instrument delivered by or on behalf of Antisense or Biophan pursuant hereto, and (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses, (including reasonable legal and accounting fees) incident to the foregoing.

            (b) From and after the Closing of this Agreement, ITI agrees to indemnify, defend and hold harmless Antisense and Biophan against all loss, damage or expense, (including reasonable legal and accounting fees), caused by or arising out of (i) any breach or default in the performance by ITI of any covenant or agreement of ITI contained in this Agreement, (ii) any breach of warranty or inaccurate or erroneous representations made by ITI herein or in any certificate or other instrument delivered by or on behalf of ITI pursuant hereto, and
       (iii) any and all actions, suits, proceedings, claims, demands, judgments, costs and expenses, (including reasonable legal and accounting fees) incident to the foregoing.

  SECTION 6.5 Board of Directors. The parties hereto agree that immediately after the Closing Date, the ITI Board of Directors will appoint Michael Weiner to the Board and, at the election of Mr. Weiner, he is to be named as Chairman of the Board. It is further agreed that so long as Biophan is the beneficial owner of at least five percent (5%) of the aggregate outstanding shares of ITI common stock, Biophan will be permitted to name at least two directors to the ITI Board of Directors.

  SECTION 6.6 Confidentiality. All parties hereto agree to keep confidential this Agreement and all information and documents relating to this Agreement until such time as the Agreement and the transactions contemplated hereunder are made public by means of an appropriate press release or by any other means reasonably assured to make such information publicly available.

                        Article VII
          Conditions to Obligations of the Parties

       The respective obligations of each party to this Agreement are subject to the fulfillment, satisfaction or waiver at or prior to the Closing of each of the following conditions:

  SECTION 7.1 Legal Action. No federal or state court or other governmental entity of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, judgment, decree, preliminary or permanent injunction or other order that is in effect and restrains, enjoins or otherwise prohibits consummation of the transactions contemplated by this Agreement (collectively, an "Order"), and no governmental entity shall have instituted any proceeding or formally threatened to institute any proceeding seeking any such Order and such proceeding or threat remains unresolved.

  SECTION 7.2 Absence of Termination. The obligations to consummate the transactions contemplated hereby shall not have been canceled pursuant to Article X hereof.

  SECTION 7.3 Required Approvals. ITI and Antisense shall have received all such approvals, consents, authorizations or modifications as may be required to permit the performance by ITI and Antisense of the respective obligations under this Agreement, and the consummation of the transactions herein contemplated, whether from governmental authorities or other persons, and ITI and Antisense shall each have received any and all permits and approvals from any regulatory authority having jurisdiction required for the lawful consummation of this Agreement.

  SECTION 7.4 Blue Sky Compliance. There shall have been obtained any and all permits, approvals and consents of the Securities or "Blue Sky" Commissions of any jurisdictions, and of any other governmental body or agency, which counsel for ITI may reasonably deem necessary or appropriate so that consummation of the transactions contemplated by this Agreement may be in compliance with all applicable laws.

                        Article VIII
         Conditions Precedent to Obligations of ITI

       All obligations of ITI under this Agreement are subject to the fulfillment and satisfaction by Antisense and Biophan prior to or at the time of the Closing, of each of the following conditions, any one or more of which may be waived by ITI.

  SECTION 8.1 Representations and Warranties True at the Closing. All representations and warranties of Antisense and Biophan contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the time of the Closing as though made on and as of the Closing, and Antisense and Biophan shall have delivered to ITI closing certificates, dated the date of the Closing, to such effect and in the form and substance satisfactory to ITI, and signed, in the case of Antisense and Biophan, by their president and secretary or other authorized persons.

  SECTION 8.2 Performance. Each of the obligations of Antisense and Biophan to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at such time, and Antisense and Biophan shall have delivered to ITI a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to ITI.



  SECTION 8.3 Authority. All action required to be taken by, or on the part of Antisense and Biophan to authorize the execution, delivery and performance of this Agreement by Antisense and Biophan and the consummation of the transactions contemplated hereby, shall have been duly and validly taken.

  SECTION 8.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of Antisense, or any event or condition of any character adversely affecting Antisense, and Antisense shall have delivered to ITI, a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to ITI and signed, in the case of Antisense, by its president and secretary.

                         Article IX
Conditions Precedent to Obligations of Antisense and Biophan

       All obligations of Antisense and Biophan under this Agreement are subject to the fulfillment and satisfaction by ITI, prior to or at the time of Closing, of each of the following conditions, any one or more of which may be waived by Antisense and Biophan.

  SECTION 9.1 Representations and Warranties True at the Closing. All representations and warranties of ITI contained in this Agreement shall be true and correct in all material respects as of the date of this Agreement and, except to the extent such representations and warranties speak as of an earlier date, as of the time of the Closing as though made on and as of the Closing, and ITI shall have delivered to Biophan a certificate, dated the date of the Closing, to such effect and in the form and substance satisfactory to Biophan, and signed, in the case of ITI, by its president and secretary.

  SECTION 9.2 Performance. Each of the obligations of ITI to be performed on or before the Closing pursuant to the terms of this Agreement shall have been duly performed at the time of the Closing, and ITI shall have delivered to Biophan a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Biophan, and signed, in the case of ITI, by its president and secretary.

  SECTION 9.3 Authority. All action required to be taken by, or on the part of ITI, to authorize the execution, delivery and performance of this Agreement by ITI, and the consummation of the transactions contemplated hereby shall be duly and validly taken.

  SECTION 9.4 Absence of Certain Changes or Events. There shall not have occurred, since the date hereof, any adverse change in the business, condition, (financial or otherwise), assets or liabilities of ITI or any event or condition of any character adversely affecting ITI and ITI shall have delivered to Biophan, a closing certificate, dated the date of the Closing, to such effect and in form and substance satisfactory to Biophan and signed, in the case of ITI by its president and secretary.

  SECTION 9.5  Action by ITI Board of Directors.  Prior to the
  Closing of this Agreement, ITI's Board of Directors shall have approved this Agreement and all other actions set forth in
  Section 1.4 above

                         Article X
                        Termination

  SECTION 10.1 Termination. Notwithstanding anything herein or elsewhere to the contrary, this Agreement may be terminated and the transactions contemplated hereby abandoned an/or rescinded:

            (a) By mutual written agreement of all the parties hereto at any time, whether before or after the approval of this Agreement by the respective parties;

            (b) By the board of directors of ITI at any time prior to the Closing if:

                      (i) a condition to ITI's performance under this Agreement or a covenant of Antisense or Biophan contained herein shall not be fulfilled on or before the time of the Closing or at such other time and date specified for the fulfillment for such covenant or condition;

                      (ii) a material default or breach of this Agreement
            shall be made by Antisense or Biophan; or

                      (iii) the Closing shall not have taken place on or prior to ___________, 2000.

            (c) By the board of directors of Biophan at any time prior to the Closing if:

                      (i) a condition to Biophan's performance under this Agreement or a covenant of ITI contained in this Agreement shall not be fulfilled on or before the Closing or at such other time and date specified for the fulfillment of such covenant or conditions;

                      (ii) a material default or breach of this Agreement
            shall be made by ITI; or

                      (iii) the Closing shall not have taken place on or prior to ______,2000.

  SECTION 10.2 Effect of Termination. If this Agreement is terminated, this Agreement, except as to Section 11.1 and
  Section 11.2, shall become void and of no further effect and there shall be no liability on the part of any party hereto or any of its respective directors, officers, employees, agents, shareholders, legal, accounting and financial advisors or other representatives; provided however, that in the case of a Termination without cause by a party or a termination pursuant to Sections 10.1(b)(i) or 10.1(c)(i) hereof because of a prior material default under or a material breach of this Agreement by another party, the damages which the aggrieved party or parties may recover from the defaulting party or parties shall in no event exceed the amount of out-of-pocket costs and expenses actually incurred by such aggravated party or parties in connection with this Agreement, and no party to this Agreement shall be entitled to any injunctive relief. It is further agreed to by the parties hereto that upon the termination of this Agreement pursuant to Section 10.1 above, all shares of ITI common stock (ITI Shares) issued hereunder shall be returned to ITI to be canceled on its stock ledger and, in the event such ITI Shares are not returned to ITI, ITI will have the absolute right to immediately proceed with the cancellation of the ITI Shares without having possession thereof.

                         Article XI
                       Miscellaneous

  SECTION 11.1 Cost and Expenses. All costs and expenses incurred in connection with this Agreement will be paid by the party incurring such expenses. In the event of any termination of this Agreement pursuant to Section 10.1, subject to the provisions of Section 10.2, ITI, Antisense and Biophan will each bear their own respective expenses.

  SECTION 11.2 Extension of Time: Waivers. At any time prior to the Closing date:

            (a) ITI may (i) extend the time for the performance of any of the obligations or other acts of Antisense or Biophan, (ii) waive any inaccuracies in the representations and warranties of Antisense or Biophan contained herein or in any document delivered pursuant hereto by Biophan, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by Antisense or Biophan. Any agreement on the part of ITI to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of ITI;

            (b) Biophan may (i) extend the time for the performance of any of the obligations or other acts of ITI, (ii) waive any inaccuracies in the representations and warranties of ITI contained herein or in any document delivered pursuant hereto by ITI and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by ITI. Any agreement on the part of Biophan and to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of Biophan.

  SECTION 11.3 Notices. Any notice to any party hereto pursuant to this Agreement shall be in writing and given by Certified or Registered Mail or by facsimile, addressed as follows:

                                           Copy to:
  Idaho Technical, Inc.              Leonard E. Neilson
  4004 Sunnyside Road                Attorney at Law
  Sandpoint, Idaho 83864             8160 South Highland
                                     Drive, Suite 209
                                     Sandy, Utah 84093

                                           Copy to:
 Biophan, LLC                        Melissa A. Mahler, Esq.
 150 Lucius Gordon Drive             Boylan, Brown, Code,
 Suite 201                           Vigor & Wilson, LLP
 West Henrietta, New York 14586      2400 Chase Square
                                     Rochester, New York 14604

       Additional notices are to be given as to each party, at such other address as should be designated in writing complying as to delivery with the terms of this Section 11.3.
  All such notices shall be effective when sent, addressed as aforesaid.

  SECTION 11.4 No Personal Liability. This Agreement shall not create or be deemed to create any personal liability or obligation on the part of any direct or indirect shareholder of ITI, Antisense or Biophan, or any of their respective officers, directors, employees, agents or representative.

  SECTION 11.5 Parties in Interest. This Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

  SECTION 11.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and together shall constitute one document. The delivery by facsimile of an executed counterpart of this Agreement shall be deemed to be an original and shall have the full force and effect of an original executed copy.

  SECTION 11.7 Severability. The provisions of this Agreement shall be deemed severable and the invalidity or unenforceability of any provision hereof shall not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision shall be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and
  (b) the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected by such invalidity or unenforceability, nor shall such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

  SECTION 11.8 Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and shall not be deemed to limit or otherwise affect any of the provisions hereof.

  SECTION 11.9 Governing Law. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of the State of Nevada without regard to the conflict of law principles thereof. Any action to enforce the provisions of this Agreement shall be brought in a court of competent jurisdiction in the State of Nevada and in on other place.

  SECTION 11.10  Survival of Representations and Warranties.
  All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing provided for in it, shall survive the Closing and the delivery of the Shares of ITI common stock to be issued hereunder at the Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

  SECTION 11.11 Assignability. This Agreement shall not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection shall be void.

  SECTION 11.12 Amendment. This Agreement may be amended with the approval of the boards of directors of ITI and Biophan at any time before or after approval thereof by ITI and Biophan, if required; but after such approval, if required, no amendment shall be made which substantially and adversely changes the terms hereof. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

  _


       IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

              "ITI"
      Idaho Technical, Inc.                        Attest:


  By: _____________________________       ___________________________
  Its:  President                         Secretary

          "Biophan"
         Biophan, LLC                              Attest:


  By: _____________________________       _________________________
  Its: C.E.O.                             Secretary

            "Antisense"
   LTR Antisense Technology, Inc.                  Attest:


  By: _____________________________       ___________________________
  Its:  President                         Secretary